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                                  Exhibit 23(a)
                                  -------------


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of South Jersey Industries, Inc. on Form S-3 of our reports dated
February 12, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Philadelphia, PA
May 28, 1999